Exhibit 3.231

Mountain View Hospital, Inc. Certificate of Incorporation

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is fifty thousand (50,000) of the par value of One Dollar ($1.00) each.

FIFTH: The Corporation will not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received for the issuance of shares.

SIXTH: Provisions limiting or denying to shareholders the preemptive right to acquire additional or treasury shares of the corporation are: None.

SEVENTH: The post office address of its initial registered office is 175 South Main Street, c/o C T Corporation System. Salt Lake City, Utah 84111, and the name of its initial registered agent at such address is C T CORPORATION SYSTEM.

EIGHTH: The number of directors constituting the initial Board of Directors of the corporation is three (3), and the names and addresses of the persons who are to serve as Directors of the corporation is three (3), and the names and addresses of the persons who are to serve as Directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

NAME	ADDRESS
Donald S. MacNaughton	One Park Plaza Nashville, TN 37203

Thomas F. Frist, Jr.	One Park Plaza Nashville, TN 37203

R. Clayton McWhorter	One Park Plaza Nashville, TN 37203

NINTH: The name and address of each incorporator is:

NAME	ADDRESS

Ira E. Parker, III	One Park Plaza Nashville, TN 37203
Jean L. Byassee	One Park Plaza Nashville, TN 37203

John W. Wade, Jr.	One Park Plaza Nashville, TN 37203

Dated: May 21, 1979

Ira E. Parker, III

Jean L. Byassee

John W. Wade, Jr.

STATE OF TENNESSEE	)
)
COUNTY OF DAVIDSON	)

I, Sandra J. Malone, a Notary Public of the State and County aforesaid, personally appeared Ira E. Parker, III, Jean L. Byassee and John W. Wade, Jr., who being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

WITNESS my hand and seal at Nashville, Tennessee, this 2nd day of May, 1979.

Notary Public, Davidson County, Tennessee

My Commission Expires: October 17, 1982

(NOTARIAL SEAL)

PAYSON HOSPITAL, INC.

SPECIAL MEETING OF THE BOARD OF DIRECTORS

A special meeting of the Board of Directors of the Corporation was held at One Park Plaza, Nashville, Tennessee on September 17, 1979. Donald S. MacNaughton, Thomas F. Frist, Jr. and R. Clayton McWhorter were present and voting throughout.

Donald S. MacNaughton presided at the meeting, and John W. Wade, Jr. acted as Secretary. Those Directors of the Corporation who were present waived notice of the meeting.

The Chairman announced that the purpose of the meeting was to approve a Plan of Merger. Upon motion duly made and seconded, it was unanimously:

RESOLVED, That the Plan of Merger, as proposed between this Corporation and Mountainview Hospital, Inc. , is approved, and the same shall be submitted to a vote of the shareholders for approval.

There being no further business, the meeting was adjourned.

John W. Wade, Jr., Assistant Secretary

APPROVED:

Donald S. MacNaughton, Chairman

PAYSON HOSPITAL, INC.

SPECIAL STOCKHOLDER MEETING

A special meeting of Stockholder was held at One Park Plaza, Nashville, Tennessee on September 17, 1979. Hospital Corporation of America, the sole stockholder of the corporation, was represented by Thomas F. Frist, Jr. who was present and voting throughout.

Donald S. MacNaughton presided at the meeting, and John W. Wade, Jr. acted as Secretary. The duly-authorized representative of the stockholder waived notice of the meeting.

The Chairman announced that the purpose of the meeting was to approve a Plan of Merger. Upon motion duly made and seconded, it was unanimously:

RESOLVED, That the Plan of Merger, as proposed between Mountainview Hospital, Inc. and this Corporation, in the form submitted to this meeting is hereby approved; and the directors and officers of this Corporation are hereby authorized and directed to take whatever action and to execute and deliver whatever instruments may be necessary to consummate and carry out said agreement.

There being no further business, the meeting was adjourned.

John W. Wade, Jr., Assistant Secretary

APPROVED:

Donald S. MacNaughton, Chairman

MOUNTAINVIEW HOSPITAL, INC.

SPECIAL MEETING OF THE BOARD OF DIRECTORS

A special meeting of the Board of Directors of the Corporation was held at One Park Plaza, Nashville, Tennessee on September 17, 1979. Donald S. MacNaughton, Thomas F. Frist, Jr. and R. Clayton McWhorter were present and voting throughout.

Donald S. MacNaughton presided at the meeting, and John W. Wade, Jr. acted as Secretary. Those Directors of the Corporation who were present waived notice of the meeting.

The Chairman announced that the purpose of the meeting was to approve a Plan of Merger. Upon motion duly made and seconded, it was unanimously:

RESOLVED, That the Plan of Merger, as proposed between this Corporation and Payson Hospital, Inc., is approved, and the same shall be submitted to a vote of the shareholders for approval.

There being no further business, the meeting was adjourned.

John W. Wade, Jr., Assistant Secretary

APPROVED:

Donald S. MacNaughton, Chairman

MOUNTAINVIEW HOSPITAL, INC.

SPECIAL STOCKHOLDER MEETING

A special meeting of Stockholder was held at One Park Plaza, Nashville, Tennessee on September 17, 1979. Hospital Corporation of America, the sole stockholder of the corporation, was represented by Thomas F. Frist, Jr. who was present and voting throughout.

Donald S. MacNaughton presided at the meeting, and John W. Wade, Jr. acted as Secretary. The duly-authorized representative of the stockholder waived notice of the meeting.

The Chairman then announced the purpose of the meeting was to approve a Plan of Merger. Upon motion duly made and seconded, it was unanimously:

RESOLVED, That the Plan of Merger, as proposed between Payson Hospital, Inc. and this Corporation, in the form submitted to this meeting is hereby approved; and the directors and officers of this Corporation are hereby authorized and directed to take whatever action and to execute and deliver whatever instruments may be necessary to consummate and carry out said agreement.

There being no further business, the meeting was adjourned.

John W. Wade, Jr., Assistant Secretary

APPROVED:

Donald S. MacNaughton, Chairman

OFFICERS’ CERTIFICATE

OF

PAYSON HOSPITAL, INC.

We, Thomas F. Frist, Jr., President, and John W. Wade, Jr., Assistant Secretary of Payson Hospital, Inc., a corporation duly organized and existing under the laws of the State of Utah, do hereby certify:

1. That we are the President and Assistant Secretary, respectively, of Payson Hospital, Inc., a Utah corporation.

2. That the total number of outstanding shares of stock entitled to vote on the merger is 1,000 shares of common stock. No other shares of any class are outstanding.

3. That the Agreement of Merger was approved by unanimous vote of the sole class of stock held by stockholders entitled to approve the merger.

4. That the sole class of stock held by stockholders entitled to vote consists of the 1,000 shares of common stock, and a majority of more than fifty percent (50%) is the minimum percentage vote required to approve the merger.

IN WITNESS WHEREOF, we have executed this Certificate this 13th day of December, 1979.

/s/ Thomas P. First, Jr.
Thomas P. First, Jr., President

/s/ John W. Wade, Jr.
John W. Wade, Jr., Assistant Secretary

Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing Certificate are true of their own knowledge. Executed at One Park Plaza, Nashville, Tennessee 37203, on this 13th day of December, 1979.

/s/ Thomas P. First, Jr.
Thomas P. First, Jr., President

/s/ John W. Wade, Jr.
John W. Wade, Jr., Assistant Secretary